Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

MIRO ZECEVIC,
PURESPECTRUM, INC.,
MINA MAR GROUP CORP

Plaintiff,

v.	C.A. No. _____ - _____

JOEL J NATARIO, as and a former CEO
and seller PURESPECTRUM, INC., LLC.,
NATHAN YODER, individually,
CAROLYN HALL, individually,
And as Transfer Agent,

Defendants.

PLAINTIFF MIRO ZECEVIC, PRO-SE, VERIFIED COMPLAINT
FOR INJUNCTIVE RELIEF AND DECLARATORY JUDGMENT

Plaintiff’s, Miro Zecevic, (Hereinafter referred to as Miro”), Pro-Se, for its Complaint against Defendant, Purespectrum, Inc., ("Hereinafter referred to as PSRU"), alleges as follows:

NATURE OF THE ACTION

1.	This is an adversary proceeding seeking declaratory and injunctive relief to stay the Defendants from intentionally interfering with the Plaintiff’s stock purchase agreement dated March 3rd, 2017, and enjoining the Defendants from interference with same.
2.	The Action bring derivative claims for any “alleged” fraudulent transfer against Defendants, for breach of fiduciary duty by Defendants and aiding and abetting a breach of fiduciary duty by Defendants.
3.	All the claims concern the very same assets transfers and capital market transactions under the stock purchase agreement with Plaintiff.
4.	By this action, Plaintiff, Miro, seeks relief against Defendant, PSRU, under the stock purchase agreement dated, Marcy 19th, 2017, (the "Agreement") in the form of an order to obtain a declaration of rights of Plaintiff under a contract dated March 3rd, 2017, whereby Plaintiff and Defendant had agreed to sell Defendant’s 100,000,000 Preferred and control block, classes “A” and “B” shares of capital stock of PSRU.
5.	The Plaintiff, PSRU, is a Delaware Corporation, with its principal place of business in Florida. It is a stock held privately and registered under the Securities Exchange Act of 1934. It is qualified to do business in Florida.
6.	On or about 2014 through and including the date of the transfer herein, Defendant, PSRU, was indebted to Plaintiff in excess of $40,000.00. Said debt is acknowledged and was the product of services rendered and promptly completed.

7.	On March 3rd, 2017, Defendant, for reasons as prescribed herein, agreed to divest itself of ownership and transfer ownership interest to Plaintiff.

8.	The agreed-upon stock price ultimately was based upon a multiple of revenue and/or operating profit, as opposed to the net worth reflected on its balance sheet. Specifically, the purchase price was determined by using a multiple of estimated revenue. At the time, understood from management that the company's revenues and profit had been increasing annually and had the potential to further grow with an infusion of new paid-in capital and the elimination of the company's debt.

9.	Based on this approach, the parties executed a Stock Purchase Agreement on March 2nd, 2017 (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, would purchase 100% of the stock in for a total cash purchase price of $2,500 and forgiveness of debt of $40,000.00. Consideration acknowledged and accepted therein.
10.	The executed Stock Purchase Agreement, dated March 3rd, 2017, stated, among other things, that (a) the Financial Statements attached to the Stock Purchase Agreement "fairly and accurately" represent the financial position of; (b) the inventories were correctly reflected in these Financial Statements; and (c) the representations in the Stock Purchase Agreement were truthful. The Stock Purchase Agreement also provides that, Defendant will jointly and severally indemnify from any further liability from losses suffered as purchasers of the stock of from breaches of the representations and warranties in the Stock Purchase Agreement.
11.	Plaintiff reasonably and appropriately relied on the Financial Statements provided to it by management of, as well as the prior reports of, also did not do its own audit of inventories, nor was it required to do so, but rather it reasonably and appropriately relied upon the Financial Statements and the Independent Auditors' Report, as well as schedules maintained and prepared by management.
12.	Upon information and belief, the management of collected and/or prepared the schedules and exhibits to the Stock Purchase Agreement with the knowledge and intent that the parties including would rely upon them.
13.	Moreover, Plaintiff represented before the Stock Purchase Agreement that it would make a cash contribution of $2,500 to pay the balance of the acquisition price, together with a forgiveness of debt in the amount of $40,000, which would be treated as paid-in capital, thus eliminating the company's debt and resulting in a capital transfer.

14.	Upon completion of the Stock Purchase Agreement, Plaintiff received notice from., on behalf of Nathan Yoder, alleging a prior stock transfer and purchase of PSRU.
15.	Yoder, asserted ownership of PSRU and simply relied on frivolous assertions of a prior 2015 acquisition of same.
16.	Demand has been made on multiple occasions for verification of the transfer. To date there has been nothing tendered.

17.	Joel Natario was until June 29 2017 listed as the only officer and Director with OTC Markets and other publicly available record searches. On or about June 29 2017 Natario advised OTC Markets of the control sale and to have his name removed as the CEO and have Miro Zecevic be listed as the rightful owner. OTC Markets sought verification from a 3rd party and contacted the Transfer Agent. The Transfer Agent advised OTC Markets that Dallas Boley should be listed as the CEO.
18.	The Plaintiff MMG demanded to see any proof of such appointment and legacy of documents to no avail. Both the Transfer Agent and Yoder remain silent to this date.

19.	Plaintiff relies upon and proffers to this court an affirmation and acknowledgement of the stock purchase agreement and acquisition of same.
20.	The Plaintiff further seeks an order enjoining Defendants from (i) declaring the transfer of ownership Pure Spectrum Inc., (Hereinafter referred to as “PSRU”), on March 3rd, 2017, and, (ii) preventing the Defendants from taking any action in furtherance of ownership and/or operations of said company, and, (iii) declaring the Plaintiff the legal and equitable owner of Pure Spectrum, Inc., as transferred on March 3rd, 2017 and acknowledged with the transfer of stock certificates, the Board resolution Duly passed on March 19th, 2017.

21.	Plaintiff further relies upon the Stock Purchase Agreement on March 2nd, 2017 and the purchase of 100% of the stock. Consideration acknowledged and accepted therein.
22.	The stock purchase and transfer of ownership of PSRU was consummated and accomplished in accordance with the laws of the state of Delaware. To wit;
23.	The Defendant Joel Notario, Chief Financial Officer, Chief Executive Officer and owner of a majority share of stock, executed on March 3rd, 2017, the transfer Ownership of 100,000,000 shares of stock and CEO of Pure Spectrum, Inc., (PSRU), and thereafter, on March 19th, 2017 a (1) Limited Power of Attorney was executed to the Plaintiff, effective immediately therein, (2) A PSRU Board Resolution was passed, appointing Plaintiff, Miro Zecevic, President and Chief Executive Officer, Senior Vice President, Secretary, and, Chief Financial Officer, and, (3) The Resolution as adopted and duly authorized acknowledge the Preferred Stock Purchase Agreement, dated therein, and (4) The current Owner and registered agent, acknowledged the Negotiated and agreed, consideration for the sale and transfer of ownership Symbol OTC Markets, PSRU, and (5) The agreement acknowledged, the seller as, Joel Notario, the owner and the purchaser as Plaintiff, Miro Zecevic.
24.	Finally, in a public notice to the New Board Members, The Defendant submitted a duly executed and authorized letter of resignation.
25.	Given the prescribed transaction and confirmation of same, Plaintiff asks this Court for three kinds of relief. First, Plaintiff asks this Court to declare that the owner of the Company is Plaintiff. Second, Plaintiff, ask this Court to declare that the Stock transfer, dated March 19th 2017 is the proprietary transfer and affirmed. Third, Plaintiff asks this Court to enjoin the Defendants, individually, and as a corporate entity from asserting right, title or interest in the Plaintiff Corporation.
26.	Pursuant to Rule 57 of the Delaware Court of Chancery, respectfully requests that this Court grant expedited treatment of this matter.

PARTIES

27.	Plaintiff PSRU is a corporation organized under the laws of the State of Delaware, with its headquarters located at 224 Datura Street, Suite 1015, West Palm Beach Florida 33401.
28.	Plaintiff, Miro Zecevic, is an individual, is the President, acting Chief Financial Officer and Secretary, and a director of Plaintiff Corporation, PSRU, residing at 224 Datura Street, Suite 1015, West Palm Beach Florida 33401.
29.	Plaintiff is unaware of the true identity, nature and capacity of the Defendants. Plaintiff, therefore allege on information and belief, each of these Defendants in some manner are responsible for the actions, damages and corporate treason as asserted herein.

2

30.	The Defendant, Joel J. Notario, with a principal executive offices at 660 N. Via Corte, suite B, Wickenburg, AZ, was the lawful seller and executed the stock purchase agreement, dated March 3rd, 2017, and referenced herein.
31.	Upon information and belief, The Defendant, Carolyn Hall, Transfer Agent, with Her principal executive offices located at (Need address), together with the Defendant Hall comprise the fraction fraudulently alleging an ownership in PSRU.
32.	Nathan Yoder, Nathan Yoder, address and whereabouts are unknown. Yoder utilizes the services of a “consultant” Paul Khan Leonard, Lovallo, and Dallas Boley. whose address are also all unknown. The Defendants only communicate via a social media platform “Tweeter”. These named Defendants together with the Defendant Hall comprise the fraction together with the Defendant Hall comprise the fraction fraudulently alleging an ownership in PSRU.

JURISDICTION AND VENUE

33.	This Court has subject matter jurisdiction over the claims asserted in this Complaint pursuant to 10 Del. C. § 341 and 10 Del. C. § 6501.
34.	This Court has jurisdiction over PSRU 10 Del. C. § 3104. PSRU NA is actively engaged in business in Delaware. PSRU avails itself of the protections offered under Delaware law by doing business within the jurisdiction and has commenced business for several years in the jurisdiction.
35.	The Delaware Long Arm Statutes Regarding the “statutory basis” prong of personal jurisdiction, the Delaware Long Arm Statute provides, in pertinent part, that “a court may exercise personal jurisdiction over any nonresident who in person or through an agent transacts any business in the State. Herein, the filing of a corporate instrument in Delaware that facilitated transactions under challenge in litigation in this court is sufficient to constitute the transaction of business under § 3104(c)(1). Further, herein, Plaintiff, in the capacity as directors of PSRU, caused the Company to file a certificate of transfer with the Secretary of State. The parties agree that this filing represents a transaction of business for purposes of long arm jurisdiction.

36.	Subject matter jurisdiction is alleged to exist because the complaint seeks equitable relief under Court of Chancery Rule 65 and the Delaware Uniform Arbitration Act, 10 Del. C. § 5701 et seq. (“DUAA”), and because the matter “arises under the Delaware Declaratory Judgment Act, 10 Del. C. § 6501, et seq.”

FACTUAL BACKGROUND

37.	This is an action to recover damages and declaratory relief in connection with a systematic effort to disenfranchise the stockholders of the Plaintiff, PSRU.
38.	At the time of the filing of the Complaint, Plaintiff relies upon and asserts that as the stock transfer agent, PSRU, and maintains stock records and processes requests to transfer, register and issue shares of PSRU stock.
39.	This complaint focuses on the conduct of the Defendant after the Stock Purchase Agreement of March 3rd, 2017.

40.	After the transfer, Plaintiff rightfully assumed control of corporate operations. In his role as his majority shareholder, and later on March 19th, 2017 as the sole officer and director, is owed certain fiduciary duties to the minority shareholders.
41.	On said date, the Plaintiff Company filed schedule 14C, Information Statement and other financial disclosures, with the Securities and Exchange Commission.
42.	The actions of these Defendants are intentional and divisive. The actions severely limit the company’s ability to operate, obtain working capital and further handle the day to day corporate affairs.
43.	The actions of the Defendants sever the corporate strength, while simultaneous leverage the company’s growth.
44.	In addition to being in violation of applicable securities laws, the purported accusations, false innuendo and assertions of ownership are fraudulent and actionable.
45.	The Defendants advocate a prior stock purchase agreement, ownership and authority despite the divisive rhetoric, proffer no proof of consideration, evidence of the transfer and/or authority for same.
46.	Plaintiff pursues this relief on four counts, (1) Defendants engaged in common law fraud and misrepresentation; (2) the Defendants engaged in statutory fraud and misrepresentation in violation of Delaware statutes, and (3) the appellants engaged in unfair prejudice to minority shareholders; and (4) the Defendants engaged in common law breach of fiduciary duties owed to the shareholders.
47.	The complaint follows;

FIRST CAUSE OF ACTION
(Declaratory Judgment)

48.	The Company repeats the allegations contained in the preceding paragraphs as if fully set forth herein.
49.	Pursuant to Delaware statute, this Court is authorized to issue a declaratory judgment. 10 Del. C. §§ 6501-6505.
50.	Court of Chancery Rule 57 authorizes this Court to order an expedited hearing of an action for a declaratory judgment.
51.	There is no “actual” controversy concerning the Stock Purchase Agreement on March 2nd, 2017 (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, would purchase 100% of the stock in for a total cash purchase price of $2,500 and forgiveness of debt of $40,000.00. Consideration acknowledged and accepted therein.
52.	The executed Stock Purchase Agreement, dated March 3rd, 2017, stated, among other things, that (a) the Financial Statements attached to the Stock Purchase Agreement "fairly and accurately" represent the financial position of; (b) the inventories were correctly reflected in these Financial Statements; and (c) the representations in the Stock Purchase Agreement were truthful. The Stock Purchase Agreement also provides that, Defendant will jointly and severally indemnify from any further liability from losses suffered as purchasers of the stock of from breaches of the representations and warranties in the Stock Purchase Agreement.
53.	Based on the allegations set forth in this Complaint, the Plaintiff is entitled to a judicial declaration that he is not in breach of the stock purchase agreement and acquisition thereafter.

54.	Plaintiff has no adequate remedy at law.

SECOND CAUSE OF ACTION

(Declaratory Judgment)

55.	The Company repeats the allegations contained in the preceding paragraphs as if fully set forth herein.

56.	Pursuant to Delaware statute, this Court is authorized to issue a declaratory judgment. 10 Del. C. §§ 6501-6505.
57.	Court of Chancery Rule 57 authorizes this Court to order an expedited hearing of an action for a declaratory judgment.
58.	There is an actual controversy concerning the occurrence of an Event of Default pursuant to Stock Purchase Agreement on March 2nd, 2017 (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, would purchase 100% of the stock in for a total cash purchase price of $2,500 and forgiveness of debt of $40,000.00. Consideration acknowledged and accepted therein.
59.	The executed Stock Purchase Agreement, dated March 3rd, 2017, stated, among other things, that (a) the Financial Statements attached to the Stock Purchase Agreement "fairly and accurately" represent the financial position of; (b) the inventories were correctly reflected in these Financial Statements; and (c) the representations in the Stock Purchase Agreement were truthful. The Stock Purchase Agreement also provides that, Defendant will jointly and severally indemnify from any further liability from losses suffered as purchasers of the stock of from breaches of the representations and warranties in the Stock Purchase Agreement.
43.	Based on the allegations set forth in this Complaint, the Plaintiff is entitled to a judicial declaration that they are the equitable owners of the preferred stock of PSRU.
44.	PSRU has no adequate remedy at law. See Paragraph.

THIRD CAUSE OF ACTION

(Injunctive Relief)

45.	The Plaintiff repeats the allegations contained in the preceding paragraphs as if fully set forth herein.
46.	Plaintiff is not in breach of any of the terms of the Stock Purchase Agreement on March 2nd, 2017 (the “Stock Purchase Agreement”).
47.	The defective and erroneous Notice of Default of the Defendants will harm PSRU. In particular, any further action taken in reliance on, or in furtherance of the defective Notice of Default will cause PSRU irreparable harm, including but not limited to, increased borrowing costs, and the inability to effectively deploy capital to support its strategic business plan and depreciate its retained earnings and profit share. Emphasis added.
48.	If the Defendants were to declare an Event of Default or take any action in reliance on or in furtherance of the defective Notice of Default, PSRU would suffer irreparable harm for all the reasons described above.
49.	Unless the Court enjoins Defendants from submitting to arbitration the New Issues and the loss contingency reserve issue, “the rights of the Plaintiffs to limit the arbitration to only those items properly submitted pursuant to the terms of the Agreement will be lost,” and plaintiffs will suffer immediate and irreparable harm.

50.	Defendants have no independent authority to request to issue their shares, especially in light of the notice herein.
51.	As a result of Defendants wrongful actions, refusals and inactions, Plaintiff has suffered substantial economic damages.
52.	Defendants employed devices, schemes and artifices to defraud, made untrue statements of material facts or omitted to state material facts necessary to make the statements not misleading and have engaged in acts, practices and course of business which operated as fraud and deceit upon Plaintiff and the other shareholders and they did so with the intent to deceive Plaintiff and the shareholders.
53.	PSRU has no adequate remedy at law.
54.	Accordingly, Plaintiff and PSRU are entitled to an injunction preventing the Defendants, on its own or at the direction of the Defendants or transfer agent, from declaring an Event of Default and from taking any action based on any such purported breach.

FOURTH CAUSE OF ACTION

(Breach of Contract)

55.	PSRU adopts and realleges all of the preceding paragraphs as if fully stated herein.
56.	Pursuant to the Stock Purchase Agreement, Plaintiff agreed to pay Defendant Notario an additional $2,500.00 to the forgiveness of $40,000 debt due and owing for services rendered. Said debt is acknowledged and consideration herein.
57.	An implied obligation of this provision was that Defendant, Notario would exert reasonable efforts to achieve the performance under the literal terms of the stock purchase agreement.
58.	When the parties negotiated, and entered the Stock Purchase Agreement as reflected by the March 19th, 2017 grant of authority, transfer and stipulated recitals.
59.	Plaintiff would not have agreed to the transfer had known or understood that PSRU had been transferred in 2015.
60.	Clearly, Defendants breached the implied obligations of the Stock Purchase Agreement by diverting the ownership prior thereto.
61.	Plaintiff has been damaged as a result of the fraudulent efforts of the Defendants and has suffered damages in the amount of $1.8 million plus interest as a result of Defendants breach.

FIFTH CAUSE OF ACTION

(Breach of a Covenant of Implied Good Faith and Fair Dealing)

62.	Plaintiff adopts and realleges all of the preceding paragraphs as if fully stated herein.
63.	A duty of good faith and fair dealing is implied in the Stock Purchase Agreement as a result of the special and/or fiduciary relationship that exists between Plaintiff and the Defendant Notario.
64.	As a, majority shareholder of PSRU, a duty of good faith and fair dealing also is implied in the Stock Purchase Agreement.
65.	Defendant breached the implied duty of good faith by failing to advise as to the prior stock purchase agreement.

66.	When the parties negotiated, and entered the Stock Purchase Agreement as reflected by the March 19th, 2017 grant of authority, transfer and stipulated recitals.
67.	Plaintiff would not have agreed to the transfer had known or understood that PSRU had been transferred in 2015.
68.	Clearly, Defendants breached the implied obligations of the Stock Purchase Agreement by diverting the ownership prior thereto.
69.	Plaintiff has been damaged as a result of the fraudulent efforts of the Defendants and has suffered damages in the amount of $1.8 million plus interest as a result of Defendants breach.

SIXTH CAUSE OF ACTION
(Unjust Enrichment)

70.	Plaintiff adopts and realleges all of the preceding paragraphs as if fully stated herein.
71.	Plaintiff Based on this approach, the parties executed a Stock Purchase Agreement on March 2nd, 2017 (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, would purchase 100% of the stock in for a total cash purchase price of $2,500 and forgiveness of debt of $40,000.00. Consideration acknowledged and accepted therein.
72.	The executed Stock Purchase Agreement, dated March 3rd, 2017, stated, among other things, that (a) the Financial Statements attached to the Stock Purchase Agreement "fairly and accurately" represent the financial position of; (b) the inventories were correctly reflected in these Financial Statements; and (c) the representations in the Stock Purchase Agreement were truthful. The Stock Purchase Agreement also provides that, Defendant will jointly and severally indemnify from any further liability from losses suffered as purchasers of the stock of from breaches of the representations and warranties in the Stock Purchase Agreement.
73.	Plaintiff reasonably and appropriately relied on the Financial Statements provided to it by management of, as well as the prior reports of, also did not do its own audit of inventories, nor was it required to do so, but rather it reasonably and appropriately relied upon the Financial Statements and the Independent Auditors' Report, as well as schedules maintained and prepared by management.

74.	Plaintiff would not have agreed to the transfer had known or understood that PSRU had been transferred in 2015.
75.	Clearly, Defendants breached the implied obligations of the Stock Purchase Agreement by diverting the ownership prior thereto.
76.	Plaintiff has been damaged as a result of the fraudulent efforts of the Defendants and has suffered damages in the amount of $1.8 million plus interest as a result of Defendants breach.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff, prays for the following relief:

1.	Entry of a declaratory judgment by this Court that The Plaintiff further seeks an order enjoining Defendants from (i) declaring the transfer of ownership Pure Spectrum Inc., (Hereinafter referred to as “PSRU”), on March 3rd, 2017, and, (ii) preventing the Defendants from taking any action in furtherance of ownership and/or operations of said company, and, (iii) declaring the Plaintiff the legal and equitable owner of Pure Spectrum, Inc., as transferred on March 3rd, 2017 and acknowledged with the transfer of stock certificates, the Board resolution Duly passed on March 19th, 2017.

2.	Entry of an order enjoining the Defendants, (i) declaring an Event of Default by reason of the incorrect, fraudulent and improper allegations of ownership, and (ii) taking any action based on any such purported breach, including, but not limited to, exercising authority or direction over the Plaintiff.
3.	For an Order declaring that all the Defendants, and each of them, have no enforceable interest, expressed or implied, in PSRU stock and Plaintiff holds the stock ownership free and clear of any claim asserted by Defendants, and any of them.
4.	For the issuance of a temporary restraining order, preliminary and permanent injunction enjoining Defendants, and each of them, along with the Defendant’s officers, directors, employees, agents, attorneys, and any and all persons acting in concert with any of them, from any and all of the following acts;
a.	Trespassing on PSRU’s proprietary rights,
b.	Public notices or publication of the fraudulent claims of prior acquisition,
c.	Taking any action that could adversely affect rights of the Plaintiff,
d.	For costs of suit incurred in this action

5.	An award of compensatory damages in an amount to be shown according to proof.
6.	Declaratory relief as requested herein.
7.	Attorney fees and costs to the extent allowed by law.
8.	Such other relief as the court deems just and proper.

MIRO ZECEVIC, PRESIDENT, PRO-SE
224 DATURA STREET
SUITE 1015
WEST PALM BEACH FL 33401

DATED February 9 2018